Exhibit 99.1

Morphic Announces Corporate Highlights and Third Quarter 2019 Financial Results

•	MORF-720, α vβ6-targeted oral integrin inhibitor IND now anticipated in the second half of 2020
•	α4β7-targeted oral integrin inhibitor candidate for IBD on track for IND by mid-2020
•	Morphic ends third quarter of 2019 with favorable cash, cash equivalents and marketable securities of $252 million

WALTHAM, Mass. – November 12, 2019 – Morphic Therapeutic (NASDAQ: MORF), a biopharmaceutical company developing a new generation of oral integrin therapies for the treatment of serious chronic diseases, today reported corporate highlights and financial results for the third quarter of 2019.

“Morphic began the third quarter of 2019 with a successful IPO, providing significant financial resources to fund the discovery and development of our portfolio of small-molecule integrin therapeutics,” commented Praveen Tipirneni, M.D., president and chief executive officer of Morphic Therapeutic.  “As we look forward, we now believe that we will submit the IND for MORF-720, our oral αvβ6 inhibitor for patients with fibrotic disease being developed in collaboration with AbbVie, in the second half of 2020, based on the request for an additional preclinical study by the FDA. In Morphic’s wholly-owned portfolio, we remain on track to file an IND for our oral inhibitor of α4β7  for patients with inflammatory bowel disease in mid-2020. Further, Morphic continues to refine and apply the MInT platform, a suite of technologies designed to streamline rapid and effective discovery of drug candidates across the entire integrin target class, where we have deep expertise.”

Third Quarter Highlights and Program Updates

Oral Integrin Development Program Updates

Oral αvβ6  Inhibition Program for Fibrotic Diseases

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Morphic now believes that the IND submission for MORF-720, a selective oral αvβ6-specific integrin inhibitor will take place in the second half of 2020. Morphic has made this adjustment based on the request for an additional preclinical toxicology study received during pre-IND interactions with the FDA. Morphic’s  αvβ6 inhibitors remain subject to an exclusive license option pursuant to Morphic’s collaboration agreement with AbbVie.

Oral α4β7  Inhibition Program for Irritable Bowel Disease (IBD)

•	Morphic remains on track to submit the IND for its wholly owned oral inhibitor of α4β7 for the treatment of IBD in mid-2020 and begin clinical studies in the second half of 2020.

Morphic’s development portfolio is targeted to integrin receptors that are strongly implicated in diseases with validated clinical need. The company’s lead programs are inhibitors of the integrins αvβ6 and α4β7, which Morphic’s data suggests could be the basis of transformational treatments for patients with fibrotic diseases and inflammatory bowel disease (IBD), respectively. Fibrosis is a common feature of many chronic diseases involving tissue injury and can lead to the progressive failure of multiple organs, such as the lungs, liver, skin, and kidney. IBD is a group of chronic autoimmune and inflammatory conditions of the gastrointestinal tract that include ulcerative colitis and Crohn's disease, among others.

Financial Highlights

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Morphic’s initial public offering (IPO) of common stock on The Nasdaq Global Market,  including full exercise of the underwriters’ option to purchase additional shares of common stock, closed on July 1, 2019. The IPO generated gross proceeds of approximately $103.5 million, before deducting underwriting discounts and commissions and other estimated offering expenses.

Financial Results for Third Quarter 2019:

Net loss for the quarter ended September 30, 2019 was $8.9 million or $0.30 per share compared to a net loss of $7.1 million or $7.00 per unit (units were converted to shares as a result of converting from a limited liability company to a corporation prior to the IPO), for the same quarter last year).

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Revenue was $5.7 million for the quarter ended September 30, 2019 compared to $0 for the same quarter last year. The increase was due to collaboration agreements signed by AbbVie in October 2018 and Janssen in February 2019

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Research and development expenses were $12.6 million for the quarter ended September 30, 2019, compared to $5.8 million in the same quarter last year. The $6.8 million increase year-over-year reflects higher development and manufacturing costs associated with our product candidate, MORF-720; research costs associated with preclinical studies; as well as increased personnel-related costs to support continued progress with the company’s pipeline.

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General and administrative expenses were $2.9 million for the quarter ended September 30, 2019, compared to $1.4 million in the same quarter last year. The $1.5 million increase year-over-year was primarily attributable to increased headcount and higher professional and consulting fees associated with ongoing business activities and Morphic’s operating as a public company.

As of September 30, 2019, Morphic had cash, cash equivalents, and marketable securities of $251.7 million, compared to $185.9 million as of December 31, 2018. Morphic believes its cash, cash equivalents, and marketable securities as of September 30, 2019, will be sufficient to fund operating expenses and capital expenditure requirements at least through the end of 2022.

About Morphic Therapeutic

Morphic Therapeutic is a biopharmaceutical company developing a new generation of oral integrin therapies for the treatment of serious chronic diseases, including autoimmune, cardiovascular and metabolic diseases, fibrosis and cancer. In collaboration with AbbVie, Janssen and Schrödinger, Morphic is advancing its pipeline and discovery activities using its proprietary MInT technology platform which leverages the Company’s unique understanding of integrin structure and biology. For more information, visit www.morphictx.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: Morphic’s plan to develop and commercialize oral small-molecule integrin therapeutics and Morphic’s expectations about timing and ability to obtain regulatory approvals for MORF-720 and α4β7-specific integrin inhibitors. Statements including words such as “looks forward to,” “believe,” “plan,” “continue,” “expect,” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause Morphic’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to Morphic’s ability to develop, obtain regulatory approval for and commercialize MORF-720 and α4β7-specific integrin inhibitors and other product candidates, the timing and results of preclinical studies and clinical trials, Morphic’s ability to protect intellectual property; and other risks set forth in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and Morphic specifically disclaims any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise, except as required by law.

-Financial Tables to Follow-

Morphic Holding Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except unit, share, per unit and per share data)

	Three Months Ended September 30		Nine Months Ended September 30
	2019	2018	2019	2018

Collaboration revenue	$5,675	$—	$17,311	$—
Operating expenses
Research and development	12,635	5,767	36,912	15,344
General and administrative	2,898	1,405	6,807	3,311
Total operating expenses	15,533	7,172	43,719	18,655
Loss from operations	(9,858)	(7,172)	(26,408)	(18,655)
Interest income, net	1,392	111	3,574	214
Other expense	(94)	(16)	(94)	(46)
Total other income	1,298	95	3,480	168
Loss before provision for income taxes	(8,560)	(7,077)	(22,928)	(18,487)
Provision for income taxes	(304)	—	(569)	—
Net loss	$(8,864)	$(7,077)	$(23,497)	$(18,487)

Net loss per share, basic and diluted	$(0.30)		$(2.06)
Net loss per unit, basic and diluted		$(7.00)		$(18.28)

Weighted-average common shares outstanding - basic and diluted	29,999,170		11,393,192
Weighted-average common units outstanding - basic and diluted		1,011,227		1,011,227

Morphic Holding Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	September 30, 2019	December 31, 2018
Assets
Cash, cash equivalents and marketable securities	$251,746	$185,901
Other current assets	5,290	1,222
Total current assets	257,036	187,123
Other assets	3,043	2,182
Total assets	$260,079	$189,305

Liabilities, Convertible Preferred Stock and Stockholders' Equity (Deficit)
Current liabilities	$26,479	$34,903
Long-term liabilities	74,252	67,145
Total liabilities	100,731	102,048
Convertible preferred stock	—	139,809
Total stockholders' equity (deficit)	159,348	(52,552)
Total liabilities, convertible preferred stock and stockholders' equity (deficit)	$260,079	$189,305

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Contacts

Morphic Therapeutic

Chris Erdman

chris.erdman@morphictx.com

617.686.1718

Media Contact

Tom Donovan, Ten Bridge Communications

tom@tenbridgecommunications.com

857.559.3397